Exhibit 99.1

SciQuest Acquires CombineNet, Gaining Market-Leading,

Advanced Sourcing Technology

Expands Software Suite with Complementary, Cloud-Based Sourcing Solution

Accelerates Momentum in Commercial Market

Cary, NC – September 3, 2013 – SciQuest, Inc. (NASDAQ: SQI), a leading provider of cloud-based business automation solutions for spend management, today announced it had acquired CombineNet, a leading provider of advanced sourcing software to large companies with complex procurement needs. SciQuest purchased 100% of the outstanding stock of CombineNet, Inc. for total consideration of approximately $43 million comprised of approximately $26 million in cash and approximately 820,000 shares of common stock.

The acquisition expands SciQuest’s strategic sourcing footprint with an advanced, cloud-based tool that improves procurement decisions for spend categories that are typically beyond the capabilities of traditional eSourcing software. CombineNet’s solution is primarily designed for Forbes Global 2000 companies and other organizations that conduct high-value, complex sourcing events. CombineNet’s proprietary technology optimizes and evaluates complicated vendor bids and proposals, saving customers time and money. The software allows users to create highly-customizable online requests for proposals and run scenarios that balance a number of factors including cost, risk, timing, value and other important criteria with internal business rules and preferences. Customers can use the technology to acquire both direct and indirect resources within critical spend categories. CombineNet currently has approximately 100 customers across the globe including leaders in the retail, consumer packaged goods, restaurant and food and beverage manufacturing industries.

“CombineNet’s technology is a great complement to our existing sourcing software, Sourcing Director, and is highly rated by industry analysts. As a result, SciQuest can now enable customers to more easily aggregate and leverage their spending across all of their goods and services – from the straightforward to the most complex and strategic. Due to the constraints of traditional sourcing software, many companies are forced to split complex sourcing events into smaller, isolated components or utilize error-prone, manually intensive processes. These ad hoc approaches lead to suboptimal results, failing to capture the full amount of potential savings. Through CombineNet’s unique algorithms, multitenant SaaS architecture, deep understanding of best practices and 22 patents, we are acquiring the best solution in the advanced sourcing arena. We expect to capitalize on the demand for CombineNet’s leading solution in both the commercial market and our franchise markets,” said Stephen Wiehe, president and CEO of SciQuest. “We will commence integration activities immediately.”

More information about CombineNet and the acquisition can be found at http://advancedsourcing.sciquest.com.

SciQuest expects CombineNet to generate approximately $1 million of non-GAAP revenues(1) per month during the remainder of 2013. Inclusive of integration costs, the Company expects the acquisition to have an approximately neutral impact in the third quarter and full year 2013 on non-GAAP diluted net income per share(2) and adjusted free cash flow(3). Over time, SciQuest expects to be able to increase CombineNet’s revenue growth rate, operating margins and free cash flow margins to be in-line with those of the overall company. The financial impact of the acquisition on a GAAP basis cannot be estimated until the allocation of the purchase price is made following the closing of the acquisition.

Conference Call Information

SciQuest management will discuss this acquisition on a conference call to be held today at 4:30 p.m. ET. A replay will be available shortly after the conclusion of the call at http://investor.sciquest.com.

What:	Call to Discuss SciQuest’s Acquisition of CombineNet

When:	Tuesday, September 3, 2013

Time:	4:30 p.m. ET

Webcast:	http://investor.sciquest.com (live and replay)

Live Call:	(855) 297-9383, domestic

(708) 290-1311, international

Replay:	(855) 859-2056, domestic

(404) 537-3406, international

Live and replay conference ID code: 44640168

ENDNOTES

1)	Non-GAAP revenues exclude the purchase accounting deferred revenue adjustment.

2)	Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the negative tax effect of these items.

3)	Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition-related costs, less purchases of (i) property and equipment and (ii) capitalization of software development costs.

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the purchase accounting impact on deferred revenue; and (v) the beneficial income tax effect of these items; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. However, the financial impact of the acquisition on a GAAP basis cannot be estimated until the allocation of the purchase price is made following the closing of the acquisition.

About SciQuest

With a reputation for deep domain knowledge, a solid customer-driven portfolio, and industry-leading customer satisfaction, SciQuest (NASDAQ: SQI) is the largest public provider of cloud-based business automation solutions for spend management that turn spending into savings. SciQuest solutions enable greater visibility and compliance organization-wide to help you gain control, optimize efficiencies, and reduce spend. These cloud-based solutions are easier to implement and proven to deliver measurable, sustainable value with SciQuest’s high-touch support, analysis and automation.

To join the conversation, please visit our blog, The Open Kitchen – or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements, which include all statements regarding financial performance for the remainder of 2013 and other future periods, consist of all statements that are not historical facts and can be identified by terms such as, but not limited to, “accelerates,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We discuss these risks in “Part I, Item 1A, Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and other required reports, as filed with the United States Securities and Exchange Commission (“SEC”). Our SEC reports are available free of charge on the SEC’s website at http://www.sec.gov or on our website at www.sciquest.com. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this release. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

SciQuest Media contact:

SciQuest, Inc.

Michelle Perkins, 919-659-2228

mperkins@sciquest.com

fama PR for SciQuest

Dan Gaffney, 617-986-5036

sciquest@famapr.com

SciQuest Investor contact:

SciQuest, Inc.

Jamie Andelman, 919-659-2322

jandelman@sciquest.com